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                                                                   EXHIBIT 23.4


                                  [Firm Letterhead]


                   CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.





    We hereby consent to the inclusion as Appendix B in the Registration Statement on Form S-3 of Evergreen Resources, Inc. (the "Company"), of our audit report of the estimates of the net proved oil and gas reserves of the Company and their present values, as of September 30, 1997, and all references to our firm therein.


                             NETHERLAND, SEWELL & ASSOCIATES, INC.



                             By:  /s/ Danny D. Simmons
                                ----------------------------------------------
                                  Danny D. Simmons
                                  Senior Vice President

Houston, Texas
November 21, 1997